Exhibit 99.1

Civeo Amends Share Purchase Agreement With Noralta Lodge

HOUSTON, Mar. 15, 2018 (GLOBE NEWSWIRE) – Civeo Corporation ("Civeo" or the "Company") (NYSE:CVEO), one of the largest global providers of workforce accommodations, logistics and facility management services to the natural resource industry, announced today that it has entered into an amendment (the “Amending Agreement”) with Noralta Lodge Ltd. (“Noralta”) and the other parties to the share purchase agreement, dated November 26, 2017 (the “Share Purchase Agreement”).

The Amending Agreement amends the Share Purchase Agreement to, among other things, place an additional C$30 million of the total consideration into an escrow account, comprised of C$14.960 million of cash, 2,340,824 Civeo common shares and 692 Civeo convertible preferred shares (collectively, the “Contingent Consideration”) to be released to Civeo and/or the current shareholders of Noralta based on the actual increased employee compensation costs that may be incurred by Noralta as a result of the recent union certification of certain classes of Noralta employees by UNITE HERE Local 47 (“Local 47”), as described below.

On March 14, 2018, the Alberta Labour Relations Board (the “ALRB”) approved an application for certification as bargaining agent brought by Local 47 affecting certain classes of employees of Noralta. As a result of this approval, Local 47 has been certified as bargaining agent for such Noralta employees and it is expected that a collective bargaining agreement will be entered into between Noralta and Local 47 for the referenced employees of Noralta. When a collective bargaining agreement is reached, Civeo anticipates that Noralta will be subject to increased employee compensation costs and would experience a decrease in EBITDA from what was previously expected. The actual expected increased employee compensation costs will not be known until a collective bargaining agreement has been reached between Noralta and Local 47. Accordingly, the parties have agreed that the Contingent Consideration will be deposited into escrow upon the closing of the transaction contemplated by the Share Purchase Agreement to potentially adjust the purchase price to compensate Civeo for the expected increase in employee compensation costs resulting from collective bargaining agreement with Local 47.

Closing of the acquisition of Noralta by Civeo under the Share Purchase Agreement, as amended by the Amending Agreement, is still subject to Civeo’s shareholders approving the issuance of Civeo shares in connection with the acquisition and other customary closing conditions, including listing of the shares to be issued in the acquisition on the New York Stock Exchange. Civeo has called a special meeting of its shareholders on March 28, 2018 at which shareholders will be asked to approve the share issuance.

The Amending Agreement does not affect the validity of any proxy card or voting instructions that Civeo shareholders may have previously received or delivered. If a shareholder has already submitted a proxy or voting instructions, he or she will be considered to have voted as specified in that proxy or voting instructions and does not need to take any action, unless he or she wishes to revoke his or her proxy or change his or her voting instructions.

If a shareholder still has the proxy card that was sent along with the proxy statement filed by Civeo on Schedule 14A, file No. 001-36246, on February 2, 2018 (the “Proxy Statement”), such shareholder may cause his or her shares to be voted at the Civeo special meeting by signing that proxy card and returning it by mail or by following the instructions on that proxy card for voting by telephone or Internet.

About Civeo

Civeo Corporation is a leading provider of workforce accommodations with prominent market positions in the Canadian oil sands and the Australian natural resource regions. Civeo offers comprehensive solutions for housing hundreds or thousands of workers with its long-term and temporary accommodations and provides catering, facility management, water systems and logistics services. Civeo currently owns a total of 19 lodges and villages in operation in Canada and Australia, with an aggregate of more than 24,000 rooms. Civeo is publicly traded under the symbol CVEO on the New York Stock Exchange. For more information, please visit Civeo's website at www.civeo.com.

Forward Looking Statements

Statements included in this release regarding the impact of the recent union certification of certain classes of Noralta employees by Local 47 and other statements that are not historical facts are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act). Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties with respect to any forward-looking statement included herein also include, among other things, the risk that the terms of any collective bargaining agreement will be less favorable to Noralta than expected, which may result in the Contingent Consideration not being sufficient to compensate Civeo for an increase in employee compensation costs resulting from the collective bargaining agreement, and other factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Civeo’s annual report on Form 10-K for the year ended December 31, 2017, the Proxy Statement and other reports Civeo may file from time to time with the U.S. Securities and Exchange Commission. Each forward-looking statement contained in this report speaks only as of the date of this release. Except as required by law, Civeo expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Frank C. Steininger
Civeo Corporation
Executive Vice President and Chief Financial Officer
713-510-2400

Marc Cunningham or
Jeffrey Spittel
FTI Consulting Inc.
713-353-5407

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